UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2015
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, Waterstone Financial, Inc.  (the "Company") held a Special Meeting of Shareholders (the "Special Meeting"). At the Special Meeting, the shareholders of the Company approved the Waterstone Financial, Inc. 2015 Equity Incentive Plan ("2015 Plan").  The 2015 Plan was previously approved by the Company's Board of Directors, subject to the approval of the Company's shareholders, and became effective upon such shareholder approval on March 3, 2015.  A description of the material terms of the 2015 Plan is contained in the Company's definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on January 23, 2015.

The 2015 Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on March 3, 2015.  At the Special Meeting, the shareholders approved the 2015 Plan.  There were 34,423,385 outstanding shares eligible to vote as of January 7, 2015, the record date for the Special Meeting.

The results of the matters submitted to a vote at the Special Meeting were as follows:

(1)	Approval of the Waterstone Financial, Inc. 2015 Equity Incentive Plan:

Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
20,297,264	5,123,668	198,832	-

Item 9.01 Financial Statements and Exhibits

Exhibit No.                          Exhibit
10.1	Waterstone Financial, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on January 23, 2015 (File No. 001-36271))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.
Date: March 4, 2015	/s/ William F. Bruss
Name: William F. Bruss
Title: COO, General Counsel and Secretary